JESUP & LAMONT, INC. AND TRI-ARTISAN CAPITAL PARTNERS, LLC REACH
AGREEMENT-IN-PRINCIPLE TO ENTER INTO COMBINATION TRANSACTION

Highly Complementary and Transformative Transaction to
Create Next-Generation Diversified Financial Services Firm

NEW YORK, N.Y., February 11, 2010 / PRNewswire – Jesup & Lamont Inc. (NYSE Amex: JLI – News), today announced that it has reached an agreement-in-principle for a combination transaction with Tri-Artisan Capital Partners, LLC, a New York based merchant bank engaged primarily in private equity investment and mergers and acquisitions advisory services for corporate, private equity sponsor and institutional investor clients.  The transaction is subject to negotiation and execution of definitive agreements, Board and shareholder approvals of Jesup & Lamont and unitholder approvals of Tri-Artisan, and required regulatory approvals.  The transaction also contemplates, as a condition of closing, completion of an equity capital raise to fund the combined company’s growth plan.  Board of Directors and management positions will be equally shared in the combined firm, with Steve Rabinovici serving as Jesup Lamont TriArtisan’s Chairman, and Alan Weichselbaum and Gerald H. Cromack as Co-Chief Executive Officers of the combined firm.  James Fellus will serve as President and CEO of the broker dealer subsidiary, and Rohit Manocha will be President and CEO of merchant banking operations.  The combined firm will, upon closing of the transaction, be renamed and do business as Jesup Lamont TriArtisan, Inc.  The transaction is anticipated to close in the second quarter of 2010.

The merger will combine Jesup & Lamont’s investment grade and non-investment grade debt and equity sales, trading and research capabilities with the deep corporate, financial sponsor and institutional investor relationships of Tri-Artisan, allowing the new firm the ability to provide its clients with private equity investment opportunities, strategic advisory services and equity and debt capital raising and trading.   Jesup Lamont TriArtisan intends to also continue to originate and execute private equity investment opportunities and build its assets under management.  Tri-Artisan’s current equity holders include 60+ current or former chief executive officers of U.S. and European companies, as well as a number of strategic corporate and private equity sponsor investors.  These investors will become shareholders of Jesup Lamont TriArtisan as a result of the transaction.

“This is a highly complementary and transformative transaction that will expand and strengthen our overall capabilities and allow us to compete aggressively in today’s financial marketplaces,” said Alan Weichselbaum, CEO of Jesup & Lamont, Inc. “Adding Tri-Artisan’s extensive and productive origination relationships with some of the world’s most prolific corporate and private equity sponsor issuers will allow Jesup to profitably leverage our growing equity and fixed income distribution platforms.”

“The equity raise to be funded contemporaneously with closing will provide additional growth capital for the combined firm,” added James Fellus, CEO of Jesup & Lamont Securities Corp.  “The combined firm,” he continued, “will employ approximately 275 employees, and will have offices in New York, London, Chicago, San Francisco, Boston, Beverly Hills, Boca Raton and Ft. Lauderdale.”

Gerald H. Cromack, Co-Managing Partner of Tri-Artisan Partners stated:  “We are very pleased to join forces with Jesup & Lamont.  We believe that adding the multi-faceted securities distribution capabilities of the Jesup platform, including institutional equity, high yield and investment grade debt, and retail distribution, to Tri-Artisan’s advisory and private equity investment activities and client base will provide a solid foundation to grow a next generation diversified financial services firm, configured to take advantage of the dislocation suffered over the past two years by the financial markets and by financial institutions.”

“We believe that the Jesup Lamont TriArtisan platform will be well positioned to provide our collective client base with a full range of advisory, investment and capital markets services,” added Rohit Manocha, Tri-Artisan Co-Managing Partner.  “It should also provide a very appealing platform for recruitment and growth as we add professionals in a number of key areas to address our clients’ significant needs for capital raising, investment opportunities and advisory services over the next several years.”

Under the terms of the non-binding letter of intent, Tri-Artisan equity holders will receive 25 million shares of Jesup & Lamont common stock and $15.74 million of 5% Convertible Preferred Stock convertible into 21 million shares of common stock.

Tri-Artisan Partners, with offices in New York and London, was founded in 2002 by Gerald H. Cromack and Rohit Manocha, veteran investment bankers, and has acted as advisor in more than $45 billion of completed mergers, acquisitions, divestitures, restructurings and private equity transactions since inception.  The firm has invested equity capital on behalf of its limited partners in eleven private equity platform transactions to date, including notably the buyouts of Claire’s Stores, Harrah’s Entertainment and Sara Lee Foods Europe.  Tri-Artisan’s unique merchant banking approach blends the experience base of its veteran Wall Street professionals together with the operating expertise and reach of its 60+ operating partners to generate proprietary investment opportunities as well as provide value added financial advisory services.  Advisory clients and private equity investment partners have included Sumitomo Corporation of America, Apollo Management, Oaktree Capital, Countrywide plc and CEVA Group plc.

Established in 1877, Jesup & Lamont, Inc. has an extensive history on Wall Street, with its origins encompassing such successes as providing brokerage services to Standard Oil and raising capital for the construction of Rockefeller Center.   Through its wholly owned brokerage subsidiary, Jesup & Lamont provides sales, trading, research and brokerage services in fixed income and equity securities to its individual, institutional and wholesale customers.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Conference Call & Webcast

Jesup & Lamont and Tri-Artisan Capital Partners will host a conference call on Tuesday, February 16, 2010 at 4:30 p.m. ET to discuss the transaction.  A live webcast of the conference call will also be available online on Jesup’s Web site at http://www.jesuplamont.com.  Participants can also access the call by dialing 1-866-696-5910 approximately ten minutes prior to the start time and providing the conference call passcode 4772654.

A digital recording of the conference call will be available two hours after the completion of the call through Thursday, February 18, 2010.  To access the replay, please call 800-408-3053, and use passcode #2354664.  A webcast replay will also be available on Jesup’s Web site.

More information regarding the combination transaction may be found in Jesup & Lamont’s Form 8-K, filed with the Securities and Exchange Commission on February 11, 2010, and on Jesup & Lamont’s Web site at http://www.jesuplamont.com.

Forward-Looking and Cautionary Statement

Certain statements in this press release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the market opportunity and future business prospects of Jesup & Lamont, Inc. and Tri-Artisan Capital Partners, LLC (collectively, the “Constituent Entities”).  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements made during this presentation and such forward-looking statements are qualified by those risks, uncertainties and other factors.

These factors include but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of or material change to the combination transaction between Jesup & Lamont and Tri-Artisan (the “Combination Transaction”); (2) the outcome of any legal proceedings that may be instituted against the Constituent Entities and others following announcement of the Combination Transaction; (3) the inability to complete the transactions contemplated by the Combination Transaction due to the failure to obtain stockholder/unitholder approval; (4) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Combination Transaction; (5) the risk that the proposed transaction disrupts current plans and operations, the potential difficulties in employee retention as a result of the announcement and consummation of the transactions described herein and the operational challenges that may occur as a result of the Combination Transaction; (6) the ability to realize the anticipated benefits of the Combination Transaction, including the ability to expand into new business lines; and (7) the possibility that the Constituent Entities may be adversely affected by other economic, business, and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance.  Please reference our SEC filings, which are available on our website, for a detailed description of other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Except for the ongoing obligations of the Constituent Entities to disclose material information under the federal securities laws, the Constituent Entities do not undertake any obligation to release any revisions to any forward-looking statements or to report any events.

Media Contacts:

Joe LoBello/Tony Herrling

Brainerd Communicators, Inc.

212-986-6667